As filed with the Securities and Exchange Commission on January 2, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

The ONE Group Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5812	14-1961545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

411 W. 14th Street, 2nd Floor

New York, New York

(646) 624-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Emanuel Hilario

President and Chief Executive Officer

The ONE Group Hospitality, Inc.

411 W. 14th Street, 2nd Floor

New York, New York

(646) 624-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sahir Surmeli, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

(212) 935-3000

(212) 983-3115 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share	875,000	$2.23	$1,951,250	$242.93

(1)          All of the shares of common stock offered hereby are for the account of selling stockholders and consist of 875,000 shares issuable upon the exercise of warrants (the “Warrants”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of common stock outstanding.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based upon the higher of (i) the price at which the Warrants may be exercised, and (ii) $2.23, the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Capital Market on December 27, 2017, which date is a date within five business days of the filing of this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITY HOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 2, 2018

PRELIMINARY PROSPECTUS

THE ONE GROUP HOSPITALITY, INC.

875,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 875,000 shares of our common stock issuable upon exercise of certain outstanding warrants.

These shares will be resold from time to time by the entities listed in the section titled “Selling Security Holders” beginning on page 28, which we refer to as the selling security holders, or Selling Stockholders. The shares of common stock offered under this prospectus by the selling security holders are issuable upon exercise of warrants issued pursuant to the Securities Purchase Agreement by and among The ONE Group Hospitality, Inc. and the selling security holders, dated as of November 15, 2017 (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling security holders.

The selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling security holder may sell its shares of common stock in the section titled “Plan of Distribution” on page 30. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our common stock is traded on The NASDAQ Capital Market, or NASDAQ, under the symbol “STKS”. On December 28, 2017, the last reported sale price of our common stock was $2.37 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE
SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2017

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You should read this prospectus and any applicable prospectus supplement before making an investment in the securities of The ONE Group Hospitality, Inc. See “Where You Can Find More Information” for more information. You should rely only on the information contained in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any prospectus supplement, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Unless otherwise noted in this prospectus, “The ONE Group Hospitality,” “The ONE Group,” “the Company,” “we,” “us,” “our” and similar terms refer to The ONE Group Hospitality, Inc. and its consolidated subsidiaries.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all the information important to making an investment decision. You should read the following summary together with the more detailed information regarding our Company and the securities being sold in this offering, including “Risk Factors” and other information incorporated by reference herein.

Business Overview

We are a global hospitality company that develops, owns and operates upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including hotels, casinos and other high-end locations globally. Turn-key food and beverage services are food and beverage services that can be scaled and implemented by us at a particular hospitality venue and customized per the requirements of the client. We were established with the vision of becoming a global market leader in the hospitality industry by melding high-quality service, ambiance and cuisine into one great experience. Our primary restaurant brand is STK, a multi-unit steakhouse concept that combines a high-energy, social atmosphere with the quality of a traditional upscale steakhouse. Our food and beverage hospitality management services, or “F&B,” include developing, managing and operating restaurants, bars, rooftop lounges, pools, banqueting and catering facilities, private dining rooms, room service and mini bars tailored to the specific needs of high-end hotels and casinos. Our F&B hospitality clients include global hospitality companies such as the W Hotel, Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and Hyatt Hotels.

We opened our first restaurant in January 2004 and as of April 5, 2017, we owned and operated (under lease agreements) 11, managed (under management agreements) 13 restaurants and lounges and licensed (under a licensing agreement) one restaurant, including fourteen STKs in major metropolitan cities in the United States and Europe (of which eight are owned, five are managed and one is under a licensing agreement). In addition, we provided food and beverage services in six hotels and casinos, one of which is under a lease agreement and five of which are under separate management agreements. We generate management and incentive fee revenue from those restaurants and lounges that we do not own, but instead manage on behalf of our F&B hospitality clients. All of our restaurants, lounges and F&B services are designed to create a social dining and entertainment experience within a destination location. We believe that this design philosophy separates us from more traditional restaurant and foodservice competitors.

Based on our brand appeal, we expect to continue to expand our operations domestically and internationally through a mix of licensed restaurants and managed units by continuing our disciplined and targeted site selection process and supplemented by the increasingly regular inbound inquiries we receive from office buildings, hotel and casino owners and landlords to develop and open new locations. There can be no assurance that we will be able to expand our operations at the rate we currently expect or at all.

STK

STK is a steakhouse restaurant concept with locations in major metropolitan cities globally. STK artfully blends two concepts into one — the modern steakhouse and a chic lounge, offering a high-energy, fine dining experience in a social atmosphere with the quality of a traditional upscale steakhouse. Each STK location features a large and open restaurant and bar area with a DJ or DJ mix playing music throughout the restaurant so our customers can enjoy a high-energy, fun “destination” environment that encourages social interaction. We believe this concept truly differentiates us from other upscale steakhouses. Our menu provides a variety of portion sizes and signature options to appeal to a broad customer demographic.

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F&B Hospitality Services Business

Our F&B hospitality services business provides the development, management and operations for upscale restaurants and turn-key F&B services at high-end hotels and casinos. Through our developmental and operational expertise, we are able to provide comprehensive tailored F&B solutions to our hospitality clients. Our fee-based hospitality food and beverage solutions include developing, managing and operating restaurants, bars, rooftops, pools, banqueting, catering, private dining rooms, room service and mini bars on a contract basis. Currently we are operating under six F&B hospitality management agreements with hotels and casinos throughout the United States and in Europe. Our F&B hospitality clients include global hospitality companies such as the W Hotel, Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and the Hyatt Hotels. Historically, our clients have provided the majority of the capital required for the development of the facilities we manage on their behalf. Our F&B hospitality contracts generate revenues for us through base management fees, calculated as a percentage of the operation’s revenues, and additional incentive fees based on the operation’s profitability. We expect our food and beverage hospitality services business to be an important driver of our growth and profitability going forward, enabling us to generate management fee income with minimal capital expenditures.

Recent Developments

Pursuant to a letter agreement with Argyle Street Management Limited, which is one of the investors that entered into the securities purchase agreement relating to this offering, Mr. Kin Chan shall be appointed as a director of the Company upon the closing of this offering. Mr. Chan will replace Nicholas Giannuzzi, who will resign from his position as a member of our board of directors.

Risks Affecting Us

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. As of September 30, 2017, we had an accumulated deficit of $31,631,481. Additional risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

•	Our business is dependent on discretionary spending patterns in the areas in which our restaurants and food and beverage hospitality services operations are located and in the economy at large, and economic downturns could materially adversely affect our results of operations.

•	Changes in consumer preferences could adversely impact our business and results of operations.

•	To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos and similar destinations, our results of operations and growth are subject to the risks facing such venues.

•	We will need to secure additional financing to support our planned operations.

•	We are a holding company and depend on the cash flow of our subsidiaries.

•	Our future growth depends in part on our ability to open new restaurants and food and beverage hospitality services locations and to operate them profitably, and if we are unable to successfully execute this strategy, our results of operations could be adversely affected.

•	We are dependent on our intellectual property to sustain our branding and differentiation strategies.

•	We depend on the services of key executives, and our business and growth strategy could be materially harmed if we were to lose these executives and were unable to replace them with executives of equal experience and capabilities.

•	We may be dependent on the availability of additional debt financing to support our operations and growth. Any future indebtedness would increase our exposure, would likely limit our operational and financing flexibility and negatively impact our business.

•	If we continue to fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results.

•	If we do not meet the continued listing standards of the NASDAQ Capital Market, our common stock could be delisted from trading, which could limit investors' ability to make transactions in our common stock and subject us to additional trading restrictions.

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•	In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices that may result in substantial dilution to our stockholders.

•	The price of our common stock could be subject to volatility related or unrelated to our operations.

•	Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our Corporate Information

Our principal office is located at 411 W. 14th Street, 2nd Floor, New York, New York 10014, and our telephone number is (646) 624-2400. Our website address is www.togrp.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Offering of Common Stock and Warrants

On November 15, 2017, we entered into a securities purchase agreement, or the Purchase Agreement, with certain investors, pursuant to which we agreed to issue (i) up to 1,750,000 shares of common stock, at a purchase price of $1.50 per share and (ii) warrants to purchase up to 875,000 shares of our common stock, or the Warrants (the “Offering”). The closing of the Offering occurred on November 17, 2017 for an aggregate purchase price of approximately $2.625 million. The issuance and sale of the Warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act.

The Warrants to purchase an aggregate of 875,000 shares of common stock are exercisable at any time after six months from their issuance and expire five years from their initial exercise date. All of the Warrants have an exercise price of $1.63 per share. Shares of common stock underlying the aggregate of 875,000 Warrants are being registered for resale by the selling security holders pursuant to the Registration Statement of which this prospectus forms a part.

THE OFFERING

Common stock offered by the selling security holders	Up to 875,000 shares issuable upon exercise of Warrants issued pursuant to the Purchase Agreement (which Warrants will become exercisable on May 15, 2018 at an exercise price of $1.63 per share and expire on May 15, 2023).

Common stock to be outstanding after this offering, assuming exercise of all Warrants issued pursuant to the Purchase Agreement	28,024,278 shares

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Terms of the offering	The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of our common stock by the selling security holders pursuant to this prospectus. We may receive up to approximately $1,426,250 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Market symbol	STKS

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus to read about factors that you should consider carefully before buying shares of our common stock.

The number of shares of common stock that will be outstanding after this offering is based on 25,228,278 shares outstanding as of September 30, 2017, plus 1,750,000 shares issued in connection with the Offering, plus 875,000 shares issuable upon exercise of Warrants issued in connection with the Offering (which Warrants will become exercisable on May 15, 2018 at an exercise price of $1.63 per share and expire on May 15, 2023), plus 171,000 shares issued to our CEO under our 2013 Stock Compensation Plan, and excludes:

•	2,142,035 shares of common stock issuable upon exercise of options to purchase our common stock outstanding as of September 30, 2017 at a weighted average exercise price of $3.65 per share;

•	875,000 shares of common stock issuable upon vesting of restricted stock units as of September 30, 2017;

•	740,000 shares of common stock issuable upon exercise of other warrants to purchase our common stock outstanding as of September 30, 2017 at a weighted average exercise price of $2.51 per share; and

•	1,675,207 shares of Common Stock reserved as of September 30, 2017 for future issuance under our 2013 Stock Option Plan.

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RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements and related notes thereto, before deciding to invest in our common stock. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the Securities and Exchange Commission. (All dollar amounts, except per share amounts, are stated in thousands.)

Risks Related to our Business

Our business is dependent on discretionary spending patterns in the areas in which our restaurants and food and beverage hospitality services operations are located and in the economy at large, and economic downturns could materially adversely affect our results of operations.

Purchases at our restaurants and food and beverage hospitality services locations are discretionary for consumers and we are therefore susceptible to changes in discretionary patterns or economic slowdowns in the geographic areas in which they are located and in the economy at large. We believe that consumers generally are more willing to make discretionary purchases, including high-end restaurant meals, during favorable economic conditions. Disruptions in the overall economy, including high unemployment, financial market volatility and unpredictability, and the related reduction in consumer confidence could negatively affect customer traffic and sales throughout our industry, including our segment. Also, we believe the majority of our weekday revenues are derived from business customers using expense accounts and our business therefore may be affected by reduced expense account or other business-related dining by our business clientele. If business clientele were to dine less frequently at our locations or to spend at reduced levels, our business and results of operations would be adversely affected as a result of a reduction in customer traffic or average revenues per customer. Our hotel-based restaurants and food and beverage services operations would be particularly susceptible to reductions in business travel. There is also a risk that if uncertain economic conditions persist for an extended period of time or worsen, consumers might make long-lasting changes to their discretionary spending behavior, including dining out less frequently. Our casino-based restaurants and food and beverage services operations would be particularly susceptible to reductions in discretionary spending. The ability of the U.S. economy to handle this uncertainty is likely to be affected by many national and international factors that are beyond our control, including current economic trends in Europe and Asia. These factors, including national, regional and local politics and economic conditions, disposable consumer income and consumer confidence, also affect discretionary consumer spending. Continued uncertainty in or a worsening of the economy, generally or in a number of our markets, and our customers’ reactions to these trends could adversely affect our business and cause us to, among other things, reduce the number and frequency of new location openings, close locations and delay our re-modeling of existing locations.

Changes in consumer preferences could adversely impact our business and results of operations.

The restaurant and hospitality industry is characterized by the continual introduction of new concepts and is subject to rapidly changing consumer preferences, tastes, trends and eating and purchasing habits. Our success depends in part on our ability to anticipate and respond quickly to changing consumer preferences, as well as other factors affecting the restaurant and hospitality industry, including new market entrants and demographic changes. Shifts in consumer preferences away from upscale steakhouses or beef in general, which are significant components of our concepts’ menus and appeal, whether as a result of economic, competitive or other factors, could adversely affect our business and results of operations.

Our STK locations in New York and Las Vegas and our food and beverage operations at the ME Hotel in London represent a significant portion of our revenues, and any significant downturn in their business or disruption in the operation of these locations could harm our business, financial condition and results of operations.

Our STK locations in New York and Las Vegas represented and our food and beverage operations at the ME Hotel in London represent a significant proportion of our revenues overall. Accordingly, we are susceptible to any fluctuations in the business at our New York, Las Vegas and London locations, whether as a result of adverse economic conditions, negative publicity, and changes in customer preferences or for other reasons. In addition, any natural disaster, prolonged inclement weather, act of terrorism or national emergency, accident, system failure or other unforeseen event in or around New York City, Las Vegas or London could result in a temporary or permanent closing of that location, could influence potential customers to avoid that geographic region or that location in particular or otherwise lead to a significant decrease in our overall revenues. Any significant interruption in the operation of these locations or other reduction in sales could adversely affect our business and results of operations.

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In the foreseeable future we will continue to maintain a relatively small number of restaurant and food and beverage hospitality service locations. Accordingly, we will continue to depend on a small number of revenue generating installations to generate revenues and profits.

While we plan on growing as rapidly as prudently possible, in the foreseeable future we will only have a relatively small installed base from which to derive revenue and profits. Even if we are successful in implementing these plans (of which there can be no assurance), our operational risk will still be concentrated in a relatively small base of operating installations and failure of any of those installations to produce satisfactory levels of revenue or profit could materially and adversely affect our business, financial condition and results of operations as a whole.

Some of our restaurants and food and beverage hospitality services operations are located in regions that may be susceptible to severe weather conditions. As a result, adverse weather conditions in any of these areas could damage our operations, result in fewer customer visits to our locations and otherwise have a material adverse effect on our business.

Sales in any of our restaurants and food and beverage hospitality services operations may be adversely impacted by severe weather conditions, which could cause us to close operations for a period of time and/or incur costly repairs and/or experience a reduction in customer traffic. In addition, the impact of severe weather conditions could cause us to cease operations at the affected location altogether. For example, we believe that the poor weather conditions in the New York City area at the end of 2014 and the beginning of 2015 had a negative impact on our sales and results of operations. In addition and by way of example, excessive heat in locations in which we operate outdoor installations, such as rooftops and pools, could have a material adverse effect on the operations in those locations. Weather conditions are impossible to predict as is the negative impact on our business that such conditions might cause.

If our restaurants and food and beverage hospitality services operations are not able to compete successfully with other restaurants, food and beverage hospitality services operations and other similar operations, our business and results of operations may be adversely affected.

Our industry is intensely competitive with respect to price, quality of service, location, ambiance of facilities and type and quality of food. A substantial number of national and regional restaurant chains and independently owned restaurants compete with us for customers, restaurant locations and qualified management and other restaurant staff. The principal competitors for our concepts are other upscale steakhouse chains such as Del Frisco’s, Mastro’s, Fleming’s Prime Steakhouse and Wine Bar and The Capital Grille, as well as local upscale steakhouses. Further, there is also competition from non-steak but upscale and high-energy restaurants such as Nobu and Lavo as well as other high-end hospitality services companies such as the Gerber Group or Esquared Hospitality. Our concepts also compete with restaurants and other food and beverage hospitality services operations in the broader upscale dining segment and high-energy nightlife concepts. To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos, resorts and similar client locations, we are subject to competition in the broader lodging and hospitality markets that could draw potential customers away from our locations. Some of our competitors have greater financial and other resources, have been in business longer, have greater name recognition and are better established in the markets where our restaurants and food and beverage hospitality services operations are located or where we may expand. Our inability to compete successfully with other restaurants and food and beverage hospitality services operations may harm our ability to maintain acceptable levels of revenue growth, limit or otherwise inhibit our ability to grow one or more of our concepts, or force us to close one or more of our restaurants or food and beverage hospitality services operations. We may also need to evolve our concepts in order to compete with popular new restaurant or food and beverage hospitality services operation formats, concepts or trends that emerge from time to time, and we cannot provide any assurance that we will be successful in doing so or that any changes we make to any of our concepts in response will be successful or not adversely affect our profitability. In addition, with improving product offerings at fast casual restaurants and quick-service restaurants combined with the effects of negative economic conditions and other factors, consumers may choose less expensive alternatives, which could also negatively affect customer traffic at our restaurants or food and beverage hospitality services operations. Any unanticipated slowdown in demand at any of our restaurants or food and beverage hospitality services operations due to industry competition may adversely affect our business and results of operations.

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To the extent that our restaurants and food and beverage hospitality services operations are located in hotels, casinos and similar destinations, our results of operations and growth are subject to the risks facing such venues.

Our ability to grow and realize profits from our operations in hotels, casinos and other branded or destination venues are dependent on the success of such venues’ business. We are subject to the actions and business decisions of our clients and third parties, in which we may have little or no influence in the overall operation of the applicable venue and such actions and decisions could have an adverse effect on our business and operations. For example, at STK Miami Beach, a third party contractor working on an unrelated matter caused a sprinkler head to break, resulting in water damage and flooding in the venue as well as a delay in opening the STK from the fourth quarter of 2014 to the first quarter of 2015.

We will need to secure additional financing to support our planned operations.

We will require additional funds for our anticipated operations and to meet our capital needs. We expect to rely on our cash flow from operations, tenant improvement allowances and other third-party financing for such funds. In the event our cash flow is insufficient to fund our further expansion, this would impede our growth and could materially adversely affect our existing business, financial condition or results of operations. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions such as financial covenants under our existing credit facility or other debt documents. These factors may make the timing, amount, terms and conditions of additional financings unattractive. There is no assurance that we will be successful in securing the additional capital we need to fund our business plan on terms that are acceptable to us, or at all.

Our future growth depends in part on our ability to open new restaurants and food and beverage hospitality services locations and to operate them profitably, and if we are unable to successfully execute this strategy, our results of operations could be adversely affected.

Our financial success depends in part on management’s ability to execute our growth strategy. One key element of our growth strategy is opening new restaurants and food and beverage hospitality services locations. We believe there are opportunities to open approximately two to three new locations (restaurants and/or hospitality services operations) annually, with a focus on operating under licensing agreements and with STK serving as the primary driver of new unit growth in the near term. However, there can be no assurance that we will be able to open new restaurants and food and beverage hospitality services locations at the rate that we currently expect.

A substantial majority of our historical growth has been due to opening new restaurants and food and beverage hospitality services locations. Our ability to open new restaurants and food and beverage hospitality services locations and operate them profitably is dependent upon a number of factors, many of which are beyond our control, including without limitation:

•	finding quality site locations, competing effectively to obtain quality site locations and reaching acceptable lease or management agreements;

•	obtaining certain government approvals, permits and licenses, such as liquor licenses;

•	complying with applicable zoning, land use and environmental regulations and obtaining, for an acceptable cost, required permits and approvals;

•	having adequate capital for construction and opening costs and efficiently managing the time and resources committed to building and opening each new restaurant and food and beverage hospitality services operation;

•	timely hiring and training and retaining the skilled management and other employees necessary to meet staffing needs;

•	successfully promoting our new locations and competing in their markets;

•	acquiring food and other supplies for new restaurants and food and beverage hospitality services operations from local suppliers; and

•	addressing unanticipated problems or risks that may arise during the development or opening of a new restaurant or food and beverage hospitality services operation or entering a new market.

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We incur substantial pre-opening costs that may be difficult to recoup quickly.

While our business model tends to rely on landlord or host contributions to the capital costs of opening a new restaurant or food and beverage hospitality services operations, we incur substantial costs in our contributions to the build-out of the locations, recruiting and training staff, obtaining necessary permits, advertising and promotion and other pre-operating items. Once the restaurant or food and beverage hospitality services location is open, how quickly it achieves a desired level of profitability is impacted by many factors, including the level of market familiarity and acceptance when we enter new markets. Our business and profitability may be adversely affected if the “ramp-up” period for a new location lasts longer than we expect or if the profitability of a new location dips after our initial “ramp-up” marketing program ends.

Any decision to either reduce or accelerate the pace of openings may positively or adversely affect our comparative financial performance.

Our opening costs continue to be significant and the amount incurred in any one year or quarter is dependent on the number of restaurants expected to be opened during that time period. As such, our decision to either decrease or increase the rate of openings may have a significant impact on our financial performance for that period of time being measured. Therefore, if we decide to reduce our openings, our comparable opening costs will be lower and the effect on our comparative financial performance will be favorable. Conversely, if the rate at which we develop and open new restaurants is increased to higher levels in the future, the resulting increase in opening costs will have an unfavorable short-term impact on our comparative financial performance. At some future point, our pace of openings and annual rate of growth in total restaurant operating weeks will begin to gradually decelerate as we become a more mature company.

New locations, once opened, may not be profitable, and the increases in average location sales and comparable location sales that we have experienced in the past may not be indicative of future results.

New locations may not be profitable and their sales performance may not follow historical or projected patterns. If we are forced to close any new operations, we will incur losses for certain buildout costs as well as pre-opening expenses incurred in connection with opening such operations. In addition, our average location sales and comparable location sales may not increase at the rates achieved over the past several years. If our new locations do not perform as planned, our business, financial condition or results of operations could be adversely affected.

Our expansion into new markets may present increased risks.

We plan to open new locations in markets where we have little or no operating experience. Restaurants or food and beverage hospitality services operations which we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than locations we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision, passion and business culture. We may also incur higher costs from entering new markets, if, for example, we assign area managers to manage comparatively fewer locations than we assign in more developed markets. We may find that restaurants in new markets do not meet our revenue and profit expectations and we may be forced to close those operations, incurring closing costs and reducing our opportunities. If we do not successfully execute our plans to enter new markets, our business, financial condition or results of operations could be materially adversely affected.

8

Opening new restaurants and food and beverage hospitality services operations in existing markets may negatively affect sales at our existing restaurants and food and beverage hospitality services operations.

The consumer target area of our restaurants and food and beverage hospitality services operations varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant or food and beverage hospitality services operation in or near markets in which we already have existing locations could adversely affect the sales of those existing locations. Existing locations could also make it more difficult to build our consumer base for a new restaurant or food and beverage hospitality services operation in the same market. Our core business strategy does not entail opening new restaurants or food and beverage hospitality services operations that we believe will materially affect sales at our existing locations, but we may selectively open new locations in and around areas of existing locations that are operating at or near capacity to effectively serve our customers. Sales cannibalization between our restaurants and food and beverage hospitality services operations may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations.

We rely on our licensees for the operation of our licensed STK restaurants (including our planned STK restaurants), and we have limited control with respect to the operations of our licensed STK restaurants, which could have a negative impact on our reputation and business.

We rely, in part, on our licensees and the manner in which they operate the STK restaurants to develop and promote our business.  As of December 2017, licensees operated STK restaurants in Ibiza and Dubai, and we are currently working with other licensees to open STK restaurants in Puerto Rico, Abu Dhabi, and Mexico.  Our licensees are required to operate STK restaurants according to the specific guidelines we set forth, which are essential to maintaining brand integrity and reputation, as well as in accordance with all laws and regulations applicable to us, and all laws and regulations applicable in the countries in which we operate. We provide training to these licensees to integrate them into our operating strategy and culture. However, since we do not have day-to-day control over all of these STK restaurants, we cannot give assurance that there will not be differences in product and service quality, operations, labor law enforcement, marketing or profitability or that there will be adherence to all of our guidelines and applicable laws at these STK restaurants. In addition, if our licensees fail to make investments necessary to maintain or improve the STK restaurants, guest preference for the STK brand could suffer. Failure of these STK restaurants to operate effectively could adversely affect our cash flows from those operations or have a negative impact on our reputation or our business. The success of our licensed operations depends on our ability to establish and maintain good relationships with our licensees.  The value of our brand and the rapport that we maintain with our licensees are important factors for potential licensees considering doing business with us. If we are unable to maintain good relationships with licensees, we may be unable to renew license agreements and opportunities for developing new relationships with additional licensees may be adversely affected. This, in turn, could have an adverse effect on our results of operations. Although we have developed criteria to evaluate and screen prospective developers and licensees, we cannot be certain that the developers and licensees we select will have the business acumen necessary to open and operate successful licensed STK restaurants in their licensing areas. Our licensees compete for guests with other restaurants in their geographic markets, and the ability of our licensees to compete for guests directly impacts our results of operations, as well as the desirability of our brand to prospective licensees. Licensees may not have access to the financial or management resources that they need to open the STK restaurants contemplated by their agreements with us or to be able to find suitable sites on which to develop them, or they may elect to cease development for other reasons. Licensees may not be able to negotiate acceptable lease or purchase terms for the sites, obtain the necessary permits and governmental approvals or meet construction schedules. Additionally, financing from banks and other financial institutions may not always be available to licensees to construct and open new STK restaurants. Any of these problems could slow our growth from licensing operations and reduce our licensing revenues.

Changes to minimum wage laws could increase our labor costs substantially.

Under the minimum wage laws in most jurisdictions, we are permitted to pay certain hourly employees a wage that is less than the base minimum wage for general employees because these employees receive tips as a substantial part of their income. As of December 31, 2016, approximately 44% of our employees earned this lower minimum wage in their respective locations since tips constitute a substantial part of their income. If cities, states or the federal government change their laws to require all employees to be paid the general employee minimum base wage regardless of supplemental tip income, our labor costs would increase substantially. Certain states in which we operate restaurants also have adopted or are considering adopting minimum wage statutes that exceed the federal minimum wage. We may be unable or unwilling to increase our prices in order to pass these increased labor costs on to our customers, in which case, our business and results of operations could be adversely affected.

9

Repeal of the Federal Insurance Contribution Act (FICA) tip credit could adversely impact our operating results.

A restaurant company employer may claim a credit against the company’s federal income taxes for FICA taxes paid on certain tip wages (the FICA tip credit). We utilize the federal FICA tip credit to reduce our periodic federal income tax expense. Changes in the tax law, including changes similar to the 2016 House Republican tax reform plan, could reduce or eliminate the FICA tip credit, which could negatively impact our results of operations and cash flows in future periods.

Unanticipated costs or delays in the development or construction of future restaurants could prevent our timely and cost-effective opening of new restaurants.

We depend on contractors to construct our restaurants. Many factors may adversely affect the cost and time associated with the development and construction of our restaurants, including, but not limited to:

•	labor disputes;

•	shortages of materials or skilled labor;

•	adverse weather conditions;

•	unforeseen engineering problems;

•	environmental problems;

•	construction or zoning problems;

•	local government regulations;

•	modifications in design; and

•	other unanticipated increases in costs.

Any of these factors could give rise to delays or cost overruns, which may prevent us from developing additional restaurants within our anticipated budgets or time periods or at all. Any such failure could cause our business, results of operations and financial condition to suffer.

We face a variety of risks associated with doing business in foreign markets that could have a negative impact on our financial performance.

We operate STK restaurants as well as food and beverage hospitality services locations in England and Italy. We intend to continue our efforts to grow internationally. Although we believe we have developed the support structure for international operations and growth, there is no assurance that international operations will be profitable or international growth will continue. Our foreign operations are subject to all of the same risks as our domestic restaurants and food and beverage hospitality services operations, as well as additional risks including, among others, international economic and political conditions and the possibility of instability and unrest, differing cultures and consumer preferences, diverse government regulations and tax systems, the ability to source fresh ingredients and other commodities in a cost-effective manner and the availability of experienced management.

Currency regulations and fluctuations in exchange rates could also affect our performance. As a result, we may experience losses from foreign currency translation, and such losses could adversely affect our overall sales and earnings.

10

We are subject to governmental regulation throughout the world, including, without limitation, antitrust and tax requirements, anti-boycott regulations, import/export/customs regulations and other international trade regulations, the USA PATRIOT Act and the Foreign Corrupt Practices Act. Any new regulatory or trade initiatives could impact our operations in certain countries. Failure to comply with any such legal requirements could subject us to monetary liabilities and other sanctions, which could harm our business, results of operations and financial condition.

If we are unable to increase our sales or improve our margins at existing restaurants and food and beverage hospitality services operations, our profitability and overall results of operations may be adversely affected.

Another key aspect of our growth strategy is increasing comparable restaurant and food and beverage hospitality services operation sales and improving location-level margins. Improving comparable location sales and location-level margins depends in part on whether we achieve revenue growth through increases in the average check and increases in customer traffic, and further expand our private dining business at each location. We believe there are opportunities to increase the average check at our locations through, for example, selective introduction of higher priced items and increases in menu pricing. We also believe that expanding and enhancing our private dining capacity will also increase our location sales, as our private dining business typically has a higher average check and higher overall margins than regular dining room business. However, these strategies may prove unsuccessful, especially in times of economic hardship, as customers may not order or enjoy higher priced items and discretionary spending on private dining events may decrease. We believe select price increases have not historically adversely impacted customer traffic; however, we expect that there is a price level at which point customer traffic would be adversely affected. It is also possible that these changes could cause our sales volume to decrease. If we are not able to increase our sales at existing locations for any reason, our profitability and results of operations could be adversely affected.

We are dependent on our intellectual property to sustain our branding and differentiation strategies. The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to the names and marks used by our restaurants and food and beverage hospitality services operations, which could adversely affect the value of our brands.

We have registered, or have applications pending to register, the trademark STK with the United States Patent and Trademark Office and in certain foreign countries in connection with restaurant services. In addition, we have registered or have applications pending to register the trademarks Asellina and Cucina Asellina with the United States Patent and Trademark Office and in certain foreign countries in connection with restaurant services. The success of our business depends in part on our continued ability to utilize our existing trade names, trademarks and service marks as currently used in order to increase our brand awareness. In that regard, we believe that our trade names, trademarks and service marks are valuable assets that are critical to our success. The unauthorized use or other misappropriation of our trade names, trademarks or service marks could diminish the value of our brands and restaurant and food and beverage hospitality service concepts and may cause a decline in our revenues and force us to incur costs related to enforcing our rights. In addition, the use of trade names, trademarks or service marks similar to ours in some markets may keep us from entering those markets. While we may take protective actions with respect to our intellectual property, these actions may not be sufficient to prevent, and we may not be aware of all incidents of, unauthorized usage or imitation by others. Any such unauthorized usage or imitation of our intellectual property, including the costs related to enforcing our rights, could adversely affect our business and results of operations.

Further, each of our intellectual property marks is pledged as collateral securing our term loan facility with BankUnited (formerly Herald National Bank). Default under that agreement could enable BankUnited to sell (at auction or otherwise) our trademarks, which would have a material adverse effect on our ability to continue our business.

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Due to the seasonality of our business, our operating results may fluctuate significantly and these fluctuations make it more difficult for us to predict accurately or in a timely manner factors that may have a negative impact on our business.

Our business is subject to seasonal fluctuations that may vary greatly depending upon the region in which a particular restaurant or food and beverage hospitality services operation is located. These fluctuations can make it more difficult for us to predict accurately or address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter or fiscal year are not necessarily indicative of results to be expected for any other quarter or for any year.

If our advertising and marketing programs are unsuccessful in maintaining or driving increased customer traffic or are ineffective in comparison to those of our competitors, our results of operations could be adversely affected.

We conduct ongoing promotion-based brand awareness advertising campaigns. If these programs are not successful or conflict with evolving customer preferences, we may not increase or maintain our customer traffic and will incur expenses without the benefit of higher revenues. In addition, if our competitors increase their spending on marketing and advertising programs, or develop more effective campaigns, this could have a negative effect on our brand relevance, customer traffic and results of operations.

Negative customer experiences or negative publicity surrounding our locations or other restaurants or venues could adversely affect sales in one or more of our locations and make our brands less valuable.

The quality of our food and our facilities are two of our competitive strengths. Therefore, adverse publicity, whether or not accurate, relating to food quality, public health concerns, illness, safety, injury or government or industry findings concerning our locations, venues operated by other foodservice providers or others across the food industry supply chain could affect us more than it would other venues that compete primarily on price or other factors. If customers perceive or experience a reduction in our food quality, service or ambiance or in any way believe we have failed to deliver a consistently positive experience, the value and popularity of one or more of our concepts could suffer. Any shifts in consumer preferences away from the kinds of food we offer, particularly beef, whether because of dietary or other health concerns or otherwise, would make our locations less appealing and could reduce customer traffic and/or impose practical limits on pricing.

Negative publicity relating to the consumption of beef, including in connection with food-borne illness, or shifts in consumer tastes, could result in reduced consumer demand for our menu offerings, which could reduce sales.

Our success depends, in large part, upon the popularity of our menu offerings. Instances of food-borne illness, including Bovine Spongiform Encephalopathy, which is also known as BSE or mad cow disease, aphthous fever, which is also known as hoof and mouth disease, as well as hepatitis A, lysteria, salmonella and e-coli, whether or not found in the United States or traced directly to one of our suppliers or our locations, could reduce demand for our menu offerings. Any negative publicity relating to these and other health-related matters, or any other shifts in consumer preferences away from the kinds of food we offer, particularly beef, whether because of dietary or other health concerns or otherwise, may affect consumers’ perceptions of our locations and the food that we offer, reduce customer visits to our locations and negatively impact demand for our menu offerings. Adverse publicity relating to any of these matters, beef in general or other similar concerns could adversely affect our business and results of operations.

12

Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business.

There has been a significant increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of Internet-based communications which allow individuals’ access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning goods and services that they have or plan to purchase, and may act on such information without further investigation or authentication. The availability of information on social media platforms is virtually immediate as is its impact. Many social media platforms immediately publish the content their subscribers and participants can post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company may be posted on such platforms at any time. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for dissemination of trade secret information, compromising valuable company assets. In sum, the dissemination of information online could harm our business, prospects, financial condition and results of operations, regardless of the information’s accuracy. The inappropriate use of social media vehicles by our customers or employees could increase our costs, lead to litigation or result in negative publicity that could damage our reputation.

Increases in the prices of, and/or reductions in the availability of commodities, primarily beef, could adversely affect our business and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in commodity costs, which have a substantial effect on our total costs. For example purchases of beef represented approximately 30% of our food and beverage costs during each of 2014, 2015 and 2016, and we may not purchase beef pursuant to any long-term contractual arrangements with fixed pricing or use futures contracts or other financial risk management strategies to reduce our exposure to potential price fluctuations. The market for beef is subject to extreme price fluctuations due to seasonal shifts, climate conditions, the price of feed, industry demand, energy demand and other factors. Although we currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations, from time to time, we may opportunistically enter into fixed price beef supply contracts or contracts for other food products or consider other risk management strategies with regard to our meat and other food costs to minimize the impact of potential price fluctuations. This practice could help stabilize our food costs during times of fluctuating prices, although there can be no assurances that this will occur. The prices of other commodities can affect our costs as well, including corn and other grains, which are ingredients we use regularly and are also used as cattle feed and therefore affect the price of beef. Energy prices can also affect our operating results, as increased energy prices may cause increased transportation costs for beef and other supplies, as well as increased costs for the utilities required to run each location. Historically we have passed increased commodity and other costs on to our customers by increasing the prices of our menu items. While we believe these price increases did not historically affect our customer traffic, there can be no assurance additional price increases would not affect future customer traffic. If prices increase in the future and we are unable to anticipate or mitigate these increases, or if there are shortages for beef, our business and results of operations would be adversely affected.

We depend upon frequent deliveries of food, alcohol and other supplies, which subjects us to the possible risks of shortages, interruptions and price fluctuations.

Our ability to maintain consistent quality throughout our locations depends in part upon our ability to acquire fresh products, including beef, seafood, quality produce and related items from reliable sources in accordance with our specifications. While we purchase our food products from a variety of suppliers and believe there to be multiple sources for our food products, if there were to occur any shortages, interruptions or significant price fluctuations in beef or seafood or if our suppliers were unable to perform adequately or fail to distribute products or supplies to our restaurants, or terminate or refuse to renew any contract with us, this could cause a short-term increase of our costs or cause us to remove certain items from a menu, increase the price of certain offerings or temporarily close a location, which could adversely affect our business and results of operations.

In addition, we purchase beer, wine and spirits from distributors, such as Southern Wine & Spirits and Republic National Distributing Company, who own the exclusive rights to sell such alcoholic beverage products in the geographic areas in which our locations reside. Our continued ability to purchase certain brands of alcohol beverages depends upon maintaining our relationships with those distributors, of which there can be no assurance. In the event any of our alcohol beverage distributors cease to supply us, we may be forced to offer brands of alcoholic beverage which have less consumer appeal or which do not match the brand image of our locations, which could increase our costs and our business and results of operations could be adversely affected.

13

We depend on the services of key executives, and our business and growth strategy could be materially harmed if we were to lose these executives and were unable to replace them with executives of equal experience and capabilities.

Some of our senior executives, such as our Chief Executive Officer, our Director of Business Development and the Executive Chairman of our board of directors, and our Senior Vice President of Marketing, Sales and Events, are particularly important to our success because they have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. We cannot prevent our executives from terminating their employment with us. Losing the services of any of these individuals could adversely affect our business. We also believe that our senior executives could not quickly be replaced with executives of equal experience and capabilities and their successors may not be as effective.

We will need additional human and financial resources to sustain growth and the strain on our infrastructure and resources could delay the opening of new locations and adversely affect our ability to manage our existing locations.

We plan to continue our current pace of growth, including the development and promotion principally of STK. We believe there are opportunities to open two to three (restaurants and/or food and beverage hospitality services operations) annually, with new openings of STK likely serving as the key driver of new unit growth in the near term. In addition to new openings, we also may, among other things, add additional seating to our existing locations, further grow our private dining business, enclose outdoor space and add patio seating to our locations. This growth and these investments will increase our operating complexity and place increased demands on our management and human resources, purchasing and site management teams. While we have committed significant resources to expanding our current management systems, financial and management controls and information systems in connection with our recent growth, if this infrastructure is insufficient to support this expansion, our ability to open new locations, including the development and promotion of STK and to manage our existing locations, including the expansion of our private dining business, would be adversely affected. If we fail to continue to improve our infrastructure or if our improved infrastructure fails, we may be unable to implement our growth strategy or maintain current levels of operating performance in our existing locations.

Restaurant and hospitality companies, including ours, have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

In recent years, we and other restaurant and hospitality companies have been and are subject to lawsuits (including class actions) alleging, among other things, violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, the sharing of tips amongst certain employees, overtime eligibility of assistant managers and failure to pay for all hours worked. Although we maintain what we believe to be adequate levels of insurance commensurate with the nature and extent of our operations, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these matters. Accordingly, if we are required to pay substantial damages and expenses as a result of these types or other lawsuits our business and results of operations would be adversely affected.

Occasionally, our customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our locations, including actions seeking damages resulting from food-borne illness and relating to notices with respect to chemicals contained in food products required under state law. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state laws. In addition, our restaurants and food and beverage hospitality services operations are subject to state “dram shop” or similar laws which generally allow a person to sue us if that person was injured by a legally intoxicated person who was wrongfully served alcoholic beverages at one of our locations. The restaurant and hospitality industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. In addition, we may also be subject to lawsuits from our employees or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination, harassment and similar matters.

14

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

Our business is subject to substantial government regulation and we require current permits in order to operate. Failure to obtain and maintain the necessary permits in any of our locations could cause a material adverse effect on their ability to operate and generate revenue.

Our business is subject to extensive federal, state and local government regulation, including regulations related to the preparation and sale of food, the sale of alcoholic beverages, the sale and use of tobacco, zoning and building codes, land use and employee, health, sanitation and safety matters. For example, the preparation, storing and serving of food and the use of certain ingredients is subject to heavy regulation. Alcoholic beverage control regulations govern various aspects of our locations’ daily operations, including the minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing and inventory control, handling and storage. Typically our locations’ licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause. In addition, because we operate in a number of different states, we are also required to comply with a number of different laws covering the same topics. The failure of any of our locations to timely obtain and maintain necessary governmental approvals, including liquor or other licenses, permits or approvals required to serve alcoholic beverages or food could delay or prevent the opening of a new location or prevent regular day-to-day operations, including the sale of alcoholic beverages, at a location that is already operating, any of which would adversely affect our business and results of operations.

In addition, the costs of operating our locations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime and tip credits, health care, workers’ compensation insurance rates, unemployment tax rates, sales taxes or other laws and regulations such as those governing access for the disabled, including the Americans with Disabilities Act. For example, the Federal Patient Protection and Affordable Care Act, or PPACA, which was enacted on March 23, 2010, among other things, includes guaranteed coverage requirements and imposes new taxes on health insurers and health care benefits that could increase the costs of providing health benefits to employees. In addition, because we have a significant number of locations that reside in certain states, regulatory changes in these states could have a disproportionate impact on our business. If any of the foregoing increased costs were to occur and we were unable to offset the change by increasing our menu prices or by other means, our business and results of operations could be adversely affected.

Government regulation can also affect customer traffic at our locations. A number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information. For example, the PPACA establishes a uniform, federal requirement for restaurant chains with 20 or more locations operating under the same trade name and offering substantially the same menus to post nutritional information on their menus, including the total number of calories. The law also requires such restaurants to provide to consumers, upon request, a written summary of detailed nutritional information, including total calories and calories from fat, total fat, saturated fat, cholesterol, sodium, total carbohydrates, complex carbohydrates, sugars, dietary fiber, and total protein in each serving size or other unit of measure, for each standard menu item. The FDA is also permitted to require additional nutrient disclosures, such as trans-fat content. We are not currently subject to requirements to post nutritional information on our menus or in our locations though there can be no assurance that we will not become subject to these requirements in the future. Our compliance with the PPACA or other similar laws to which we may become subject could reduce demand for our menu offerings, reduce customer traffic and/or reduce average revenue per customer, which would have an adverse effect on our revenue. Also, further government regulation restricting smoking in restaurants and bars, may reduce customer traffic. Any reduction in customer traffic related to these or other government regulations could affect revenues and adversely affect our business and results of operations.

15

We are also subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our locations. Environmental conditions relating to releases of hazardous substances at prior, existing or future locations could materially adversely affect our business, financial condition or results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition or results of operations.

To the extent that governmental regulations impose new or additional obligations on our suppliers, including, without limitation, regulations relating to the inspection or preparation of meat, food and other products used in our business, product availability could be limited and the prices that our suppliers charge us could increase. We may not be able to offset these costs through increased menu prices, which could have a material adverse effect on our business. If any of our restaurants were unable to serve particular food products, even for a short period of time, or if we are unable to offset increased costs, our business and results of operations could be adversely affected.

Further, the U.S. Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome, or reduce the availability of potential employees. Even if we operate our restaurants in strict compliance with U.S. Immigration and Customs Enforcement and state requirements, some of our employees may not meet federal work eligibility or residency requirements, which could lead to a disruption in our work force. Although we require all of our new employees to provide us with the government-specified documentation evidencing their employment eligibility, some of our employees may, without our knowledge, be unauthorized workers. Unauthorized workers are subject to seizure and deportation and may subject us to fines, penalties or loss of our business license in certain jurisdictions. Additionally, a government audit could result in a disruption to our workforce or adverse publicity that could negatively impact our brand and our use of E-Verify and/or potential for receipt of letters from the Social Security Administration requesting information (commonly referred to as no-match letters) could make it more difficult to recruit and/or retain qualified employees.

Potential changes in labor laws or increased union recruiting activities could result in portions of our workforce being subjected to greater organized labor influence. Although we do not currently have any unionized employees, labor legislation could have an adverse effect on our business and financial results by imposing requirements that could potentially increase our costs, reduce our flexibility and impact our ability to service our customers. In addition, a labor dispute involving some or all of our employees could harm our reputation, disrupt our operations and reduce our revenues and resolution of disputes may increase our costs.

We could face labor shortages that could slow our growth and adversely impact our ability to operate our locations.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including managers, kitchen staff and servers, necessary to keep pace with our anticipated expansion schedule and meet the needs of our existing locations. A sufficient number of qualified individuals of the requisite caliber to fill these positions may be in short supply in some communities. Competition in these communities for qualified staff could require us to pay higher wages and provide greater benefits. Any inability to recruit and retain qualified individuals may also delay the planned openings of new restaurants and could adversely impact our existing locations. Any such inability to retain or recruit qualified employees, increased costs of attracting qualified employees or delays in location openings could adversely affect our business and results of operations.

16

We occupy most of our restaurants and some of our food and beverage hospitality services locations under long-term non-cancelable leases under which we may remain obligated to perform even if we close those operations, and we may be unable to renew leases at the end of their terms.

Most of our restaurants and some of our food and beverage hospitality operations are located in premises that we lease (while others are located in premises owned or leased by third parties). Many of our current leases are non-cancelable and typically have terms ranging from ten to 15 years with renewal options for terms ranging from five to ten years. We believe that leases that we enter into in the future will be on substantially similar terms. If we were to close or fail to open a restaurant or other venue at a location we lease, we would generally remain committed to perform our obligations under the applicable lease, which could include, among other things, payment of the base rent for the balance of the lease term. Our obligation to continue making rental payments and fulfilling other lease obligations in respect of leases for closed or unopened restaurants could have a material adverse effect on our business and results of operations. Alternatively, at the end of the lease term and any renewal period for a restaurant, we may be unable to renew the lease without substantial additional cost, if at all. If we cannot renew such a lease we may be forced to close or relocate a restaurant, which could subject us to construction and other costs and risks.

Fixed rental payments and/or minimum percentage rent payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financing flexibility.

Fixed payments and/or minimum percentage rent payments under our operating leases and management agreements account for a significant portion of our operating expenses and we expect the new locations we open in the future will contain similar terms. Our substantial operating lease obligations could have significant negative consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring a substantial portion of our available cash flow to be applied to our rental obligations, thus reducing cash available for other purposes;

•	limiting our flexibility in planning for or reacting to changes in our business or the industry in which we compete; and

•	placing us at a disadvantage with respect to some of our competitors.

We depend on cash flow from operations to pay our obligations and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under our term loan facility or other sources, we may not be able to meet our operating lease and management agreement obligations, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which could adversely affect our business and results of operations.

17

Limitations in our insurance coverage or rising insurance costs could adversely affect our business or financial condition in certain circumstances.

We purchase comprehensive insurance coverage, including, but not limited to, workers’ compensation, general liability, umbrella, directors’ and officers’ liability, employment practices liability, property, equipment breakdown, crime and errors and omissions insurance with coverage levels that we consider appropriate, based in part on the advice of our outside insurance and risk management advisors.  However, such insurance is subject to limitations, including deductibles, self-insured retention amounts, exclusions and maximum liabilities covered. The cost of workers’ compensation, general liability, umbrella, directors’ and officers’ liability, employment practices liability, property, equipment breakdown, crime and errors and omissions insurance fluctuates based on market conditions and availability as well as our historical trends. Moreover, there are certain types of losses that may be uninsurable or not economically insurable. Such hazards may include earthquake losses in California and flood losses in Florida. If such a loss should occur, we would, to the extent that we were not covered for such loss by insurance, suffer a loss of the capital invested, as well as anticipated profits and cash flow from such damaged or destroyed properties. Punitive damage awards are generally not covered by insurance; thus, any awards of punitive damages as to which we may be liable could adversely affect our ability to continue to conduct our business, to expand our operations or to develop additional restaurants. In April 2014, one of our former commercial liability insurers went into liquidation and we had certain matters that were uninsured and which we believed were immaterial. All such uninsured matters have since been resolved, and such exposure did not materially adversely affect our business or financial condition. There is no assurance that any insurance coverage we maintain will be adequate, that we can continue to obtain and maintain such insurance at all or that the premium costs will not rise to an extent that they adversely affect us or our ability to economically obtain or maintain such insurance.

We maintain insurance through third-party commercial insurers, subject to deductibles and self-insured retention amounts, to protect against various risks associated with our activities, including, among others, general liability and property insurance. The dollar amount of claims that we actually experience under our general liability, umbrella and property insurance, for which we carry high deductibles and self-insured retention amounts, may increase at any time, thereby further increasing our costs. Additionally, health insurance costs have risen significantly over the past few years and are expected to continue to increase. These increases have a negative impact on our profitability if we are not able to offset the effect of such increases with plan modifications and cost control measures, or by continuing to improve our operating efficiencies.

The impact of negative economic factors, including the availability of credit, on our landlords or the hotels, resorts or casinos in which some of our restaurants and food and beverage hospitality services operations are located, could negatively affect our financial results.

Negative effects on our existing and potential landlords due to the inaccessibility of credit and other unfavorable economic factors may, in turn, adversely affect our business and results of operations. If our landlords are unable to obtain financing or remain in good standing under their existing financing arrangements, they may be unable to provide construction contributions or satisfy other lease covenants to us. If any landlord files for bankruptcy protection, the landlord may be able to reject our lease in the bankruptcy proceedings. While we would under some circumstances have the option to retain our rights under the lease, we could not compel the landlord to perform any of its obligations and would be left with damages (which are subject to collectability risk) as our sole recourse. In addition, if the sites within which our co-located restaurants and food and beverage hospitality services operations are located are unable to obtain sufficient credit to continue to properly manage their sites, we may experience a drop in the level of quality of such sites. Our development of new locations may also be adversely affected by the negative financial situations of potential developers, landlords and host sites. Such parties may delay or cancel development projects or renovations of existing projects due to the instability in the credit markets and recent declines in consumer spending. This could reduce the number of high-quality locations available that we would consider for our new operations or cause the quality of the sites in which the restaurants and food and beverage hospitality services operations are located to deteriorate. Any of these developments could have an adverse effect on our existing businesses or cause us to curtail new projects.

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Our current term loan facility requires that we comply with certain affirmative and negative covenants and provides for a pledge of substantially all of our assets to secure our obligations. Failure to comply with the terms of the term loan agreement could result in a negative adverse impact on our ability to maintain or expand our business.

We and certain of our subsidiaries are parties to term loan agreements dated as of December 17, 2014 and June 2, 2015 (the “Term Loan Agreements”) with BankUnited, N.A. The Term Loan Agreements contain a number of significant restrictive covenants that generally limit our ability to, among other things:

•	incur additional indebtedness or make amendments to indebtedness, subject to certain exceptions;

•	issue guarantees;

•	make investments;

•	use assets as security in other transactions or create any other liens;

•	sell assets or merge with or into other companies;

•	make capital expenditures in excess of specified amounts;

•	change the fiscal year or the nature of our operations; and

•	terminate any ERISA plans.

Our Term Loan Agreements limit our ability to engage in these types of transactions even if we believed that a specific transaction would contribute to our future growth or improve our operating results. Our Term Loan Agreements also require us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these provisions may be affected by events beyond our control. A breach of any of these provisions or our inability to comply with required financial ratios in our Term Loan Agreements could result in a default under the Term Loan Agreements in which case the lenders will have the right to declare all borrowings to be immediately due and payable. If we are unable to repay all borrowings when due, whether at maturity or if declared due and payable following a default, the lenders would have the right to proceed against the collateral granted to secure the indebtedness which consists of substantially all of our assets. If we breach these covenants or fail to comply with the terms of the Term Loan Agreements, and the lenders accelerate the amounts outstanding under the Term Loan Agreements, our business and results of operations would be adversely affected. As of December 31, 2016, and for all subsequently reported quarters, we were in compliance with all of our financial covenants under the Term Loan Agreements except for the tangible net worth covenant. We requested and received a waiver from our creditor with respect to compliance with this covenant as of December 31, 2016.

We may be dependent on the availability of additional debt financing to support our operations and growth. Any future indebtedness would increase our exposure, would likely limit our operational and financing flexibility and negatively impact our business.

Our ability to continue to grow will be dependent on our ability to raise additional financing. To the extent that this consists of debt, it will increase our liabilities, require additional cash flow to service such debt and will most likely contain further restrictive covenants limiting our financial and operational flexibility. There can be no assurance that such additional financing will be available on favorable terms or at all. We expect that we will depend primarily on cash generated by our operations for funds to pay our expenses. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flows from operations in the future and our currently anticipated growth in revenues and cash flows may not be realized, either or both of which could result in our being unable to repay indebtedness or to fund other liquidity needs. If our operations do not generate sufficient cash flow to service our debt, we may be required to refinance all or part of our then existing debt, sell assets or borrow more money, in each case on terms that are not acceptable to us. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives. Our ability to raise capital and incur additional debt in the future could also delay or prevent a change in control of our company, make some transactions more difficult and impose additional financial or other covenants on us. In addition, any significant levels of indebtedness in the future could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt and could make us more vulnerable to economic downturns and adverse developments in our business. Our indebtedness and any inability to pay our debt obligations as they come due or inability to incur additional debt could adversely affect our business and results of operations.

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Information technology system failures or failure to maintain a continuous and secure cyber network, or breaches of our network security, including with respect to confidential information, could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our locations, for management of our supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these systems. Our operations also depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could subject us to litigation or actions by regulatory authorities. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a material network breach in security of these systems as a result of cyber attack or any other failure to maintain a continuous and secure cyber network could further result in substantial harm, or in delays in customer service and reduce efficiency in our operations. This could include the theft of our intellectual property or trade secrets, or the improper use of personal information or other "identity theft." Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful. Any such claim, proceeding or action by a regulatory authority, or any adverse publicity resulting from these allegations, could adversely affect our business and results of operations.

Jonathan Segal, our Director of Business Development and the chairman of our board of directors, who beneficially owns a substantial portion of our common stock, may have conflicts of interest with other stockholders in the future and his significant ownership may limit your ability to influence corporate matters.

Jonathan Segal beneficially owns approximately 27% of our common stock. As a result of this concentration of stock ownership, Jonathan Segal, acting on his own, has sufficient voting power to effectively control all matters submitted to our stockholders for approval that do not require a super majority, including director elections and proposed amendments to our bylaws.

In addition, this concentration of ownership may delay or prevent a merger, consolidation or other business combination or change in control of our company and make some transactions that might otherwise give you the opportunity to realize a premium over the then-prevailing market price of our common stock more difficult or impossible without the support of Mr. Segal. The interests of Mr. Segal may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, Mr. Segal could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. This concentration of ownership may also adversely affect our share price.

Mr. Segal currently owns and will continue to own equity interests, including controlling equity interests, in other restaurant and food and beverage hospitality service companies, some of which may compete with our company. Therefore, the interest of Mr. Segal with respect to his ownership or control of such other competing companies may not always coincide with our interests as a company or the interests of other stockholders.

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We are a holding company and depend on the cash flow of our subsidiaries.

We are a holding company with no material assets other than the equity interests of our subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets and intellectual property. Consequently, our cash flow and our ability to meet our obligations and pay any future dividends to our stockholders depends upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries directly or indirectly to us in the form of dividends, distributions and other payments. Any inability on the part of our subsidiaries to make payments to us could have a material adverse effect on our business, financial condition and results of operations. The equity interests of most of our subsidiaries are pledged to BankUnited (formerly Herald National Bank) to secure our obligations under the Term Loan Agreements. In addition, we guaranteed to BankUnited the obligations of our subsidiaries.

If we continue to fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports. If we cannot maintain effective controls and reliable financial reports, our business and operating results could be harmed. For example, as of December 31, 2016, our management identified material weaknesses related to a lack of a robust and effective financial statement close and reporting process to assess whether our consolidated financial statements are in compliance with US GAAP, improper segregation of duties and other design gaps in our information technology environment and an inadequate level of review of journal entries, including improper segregation of duties within our journal entry process. We are actively engaged in developing a remediation plan designed to address these material weaknesses. We cannot, however, be certain that any measures we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. Any failure to implement and maintain controls over our financial reporting or difficulties encountered in the implementation of improvements in our controls, could cause us to fail to meet our reporting obligations. Any material failure to maintain our internal controls over financial reporting or to address weaknesses in the future, if they were to occur, could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our stock.

We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management identified material weaknesses in our internal control over financial reporting related to a lack of a robust and effective financial statement close and reporting process to assess whether our consolidated financial statements are in compliance with US GAAP, improper segregation of duties and other design gaps in our information technology environment, including the ability of accounting and finance employees who have custody over cash accounts to process and record transactions within our accounting system and an inadequate level of review of journal entries, including improper segregation of duties within our journal entry process. These material weaknesses are primarily due to an insufficient complement of finance and accounting resources within the organization. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective based on criteria set forth by the Committee of Sponsoring Organization of the Treadway Commission in Internal Control - An Integrated Framework issued in 2013. We initiated and are in the process of implementing a formal remediation plan designed to address these material weaknesses. We cannot, however, be certain that any measures we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal controls are discovered or occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in a loss of investor confidence or delisting and adversely affect the market price of our common stock.

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We may incur costs resulting from breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions.

The majority of our sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information has been stolen. We may in the future become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings relating to these types of incidents. Further, in 2015, the major credit card networks shifted the liability associated with EMV (Europay/Mastercard/Visa) chip card technology to the merchants. With this liability shift, any restaurant or merchant that is not using an approved chip-and-pin POS device would be liable for counterfeit or fraudulent charges. Any such claim or proceeding could cause us to incur significant unplanned expenses, which could have an adverse impact on our financial condition and results of operations. Further, adverse publicity resulting from these allegations may have a material adverse effect on us and our restaurants.

Future changes in financial accounting standards may significantly change our reported results of operations.

Generally accepted accounting principles in the U.S., or GAAP, are subject to interpretation by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change. In addition, the FASB has issued authoritative accounting guidance, ASU 2016-02, that will require an entity to recognize assets and liabilities arising from a lease. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease will depend primarily on its classification as a finance or operating lease. The guidance also requires additional disclosures to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. The guidance requires a retrospective cumulative adjustment to retained earnings in the period of initial adoption. This change could have a significant effect on our reported financial results.

Additionally, our assumptions, estimates and judgments related to complex accounting matters could significantly affect our financial results. Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to, revenue recognition, fair value of investments, impairment of long-lived assets, leases and related economic transactions, income taxes, property and equipment, unclaimed property laws and litigation, and stock-based compensation are highly complex and involve many subjective assumptions, estimates and judgments by us. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by us could significantly change our reported or expected financial performance.

Our federal, state and local tax returns may, from time to time, be selected for audit by the taxing authorities, which may result in tax assessments or penalties that could have a material adverse impact on our results of operations and financial position.

We are subject to federal, state and local taxes. Significant judgment is required in determining the provision for income taxes. Although we believe our tax estimates are reasonable, if the Internal Revenue Service or other taxing authority disagrees with the positions we have taken on our tax returns, we could have additional tax liability, including interest and penalties. If material, payment of such additional amounts, upon final adjudication of any disputes, could have a material impact on our results of operations and financial position. The cost of complying with new tax rules, laws or regulations could be significant. Increases in federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

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Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold a significant percentage of our outstanding common stock (with Jonathan Segal alone accounting for approximately 27%). Accordingly, these stockholders are able to control or have a significant impact on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders affirmed such action. In addition, such concentrated control may adversely affect the price of our common stock and sales by our insiders or affiliates, along with any other market transactions, could affect the market price of our common stock.

Our common stock may be considered “penny stock.”

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock may trade at less than $5.00 per share and therefore may be a “penny stock.”  Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell the common stock and may affect your ability to sell shares.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

If a trading market for our common stock develops, it will likely be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We currently have no coverage and may not obtain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose, or never gain, visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

If we do not meet the continued listing standards of the NASDAQ Capital Market, our common stock could be delisted from trading, which could limit investors' ability to make transactions in our common stock and subject us to additional trading restrictions.

Our securities are currently listed on the NASDAQ Capital Market under the symbol "STKS," Although we expect to meet the continued listing standards of NASDAQ, we cannot assure you that our securities will continue to be listed on NASDAQ in the future. In order to continue listing our securities on NASDAQ, we must maintain certain financial, distribution and stock price levels. Generally we must maintain a minimum amount in stockholder's equity (generally $2,500,000), a minimum number of holders of our securities (generally 300 public holders), and a minimum stock price (generally $1.00). We cannot assure you that we will be able to continue to meet those NASDAQ listing requirements.

If NASDAQ delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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There has been limited trading activity in our common stock and there is no assurance that an active market will develop in the future.

There has been limited trading activity in our common stock. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our common stock. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital. The price of our securities may vary significantly due to our reports of operating losses, one or more potential business transactions, the filing of periodic reports with the SEC, and general market and economic conditions. In addition, the price of the securities can vary due to our general business condition. Our stockholders may be unable to sell their securities unless a market can be established and sustained.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices that may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced.  In addition, these transactions may dilute the book value of our outstanding securities.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all.  If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The price of our common stock could be subject to volatility related or unrelated to our operations.

The trading price of our common stock could fluctuate substantially due to a number of factors, including market perception of our ability to meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our common stock.

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As a public company, we incur significant costs and face demands on our management to comply with SEC requirements.

We are required as a public company to comply with an extensive body of regulations, including provisions of the Sarbanes-Oxley Act of 2002 as well as rules and regulations promulgated by the SEC. These rules and regulations could result in substantial legal and financial compliance costs and make some activities more time-consuming and costly, and these costs and demands may increase if we no longer qualify as a “smaller reporting company.” In addition, we incur costs associated with our public company reporting requirements and maintaining directors’ and officers’ liability insurance. Furthermore, our management has increased demands on its time in order to ensure we comply with public company reporting requirements and the compliance requirements of the Sarbanes-Oxley Act of 2002, as well as any rules and requirements subsequently implemented by the SEC.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We have adopted the 2013 Employee, Director and Consultant Equity Incentive Plan pursuant to which we have the ability to issue options and/or restricted stock, which have the potential to dilute stockholder value and cause the price of our common stock to decline.

We have established an employee, director and consultant equity incentive plan ("Equity Incentive Plan") pursuant to which we may issue options, warrants, restricted stock grants or similar equity linked instrument. Pursuant to the Equity Incentive Plan, we have granted options and restricted stock units to purchase 3,429,035 shares of our common stock through December 28, 2017 and we expect to offer stock options, restricted stock and/or other forms of stock-based compensation to our directors, officers and employees, subject to vesting requirements. If the stock issued upon exercise of options or the restricted stock that we issue are sold into the public market, the market price of our common stock may decline. In addition, the availability of shares of common stock for award under our equity incentive plan, or the grant of stock options, restricted stock or other forms of stock-based compensation, may adversely affect the market price of our common stock.

The resale of shares covered by a registration statement, including this Registration Statement, could adversely affect the market price of our common stock in the public market, which result would in turn negatively affect our ability to raise additional equity capital.

The sale, or availability for sale, of our common stock in the public market may adversely affect the prevailing market price of our common stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. The resale of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate.

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We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividend on our stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our staggered board of directors may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation entitles us to issue “blank check” preferred stock without stockholder approval. Such preferred stock would have terms and conditions more favorable to its holders that are enjoyed by the holders of common stock.

Under the terms of our amended and restated certificate of incorporation, our board of directors may authorize and issue up to 10,000,000 shares of one or more series or class of preferred stock with rights superior to those of holders of common stock in terms of liquidation and dividend preference, voting and other rights. The issuance of preferred stock would reduce the relative rights of holders of common stock vis-à-vis the holders of preferred stock without the approval of the holders of common stock. In addition, to the extent that such preferred stock is convertible into shares of common stock, its issuance would result in a dilution of the percentage ownership of holders of common stock on a fully diluted basis. In addition, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of our company.

Failure of our internal control over financial reporting could harm our business and financial results.

Our management is responsible for establishing and maintaining effective internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Internal control over financial reporting includes: (i) maintaining reasonably detailed records that accurately and fairly reflect our transactions; and (ii) providing reasonable assurance that we (a) record transactions as necessary to prepare the financial statements, (b) make receipts and expenditures in accordance with management authorizations, and (c) would timely prevent or detect any unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that we would prevent or detect a misstatement of our financial statements or fraud. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud. A significant financial reporting failure could cause an immediate loss of investor confidence in us and a sharp decline in the market price of our common stock. Management identified material weaknesses in our internal control over financial reporting related to a lack of a robust and effective financial statement close and reporting process to assess whether our consolidated financial statements are in compliance with US GAAP, improper segregation of duties and other design gaps in our information technology environment and an inadequate level of review of journal entries and improper segregation of duties within our journal entry process.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, regarding our strategy, future, operations, future financial position, future revenues, projected costs, and plans and objectives of management. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. You also can identify them by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements. For a description of these risks and uncertainties, please refer to the section entitled “Risk Factors,” any other risk factors set forth in any information incorporated by reference in this prospectus, as well as any other risk factors and cautionary statements we include or incorporate by reference into this prospectus in the future. While we may elect to update forward-looking statements wherever they appear in this prospectus or in the documents incorporated by reference in this prospectus, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling security holders pursuant to this prospectus. We may receive up to approximately $1,426,250 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for general corporate purposes, including working capital and repayment of existing corporate obligations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock currently trades under the symbol “STKS” on The NASDAQ Capital Market. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock, as reported by NASDAQ.

	High	Low

2015

First Quarter	$5.10	$4.50

Second Quarter	$5.00	$3.71

Third Quarter	$4.80	$2.80

Fourth Quarter	$3.70	$2.22

2016

First Quarter	$3.24	$2.33

Second Quarter	$2.96	$2.24

Third Quarter	$2.84	$2.25

Fourth Quarter	$3.43	$1.98

2017

First Quarter	$2.29	$1.47

Second Quarter	$2.41	$1.83

Third Quarter	$2.19	$1.33

Fourth Quarter (through December 27 , 2017)	$2.64	$1.32

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Stockholders

As of December 27, 2017, there were approximately 176 stockholders of record.

DIVIDEND POLICY

Although certain of our subsidiary limited liability companies ("LLCs") make distributions to members of our subsidiary LLCs, we have not declared or paid any cash dividends on our common stock and do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and such other factors as the board of directors may consider. We currently intend to retain our earnings, if any, to finance our growth.

SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders are those issuable upon the exercise of the Warrants. This prospectus covers the resale of 875,000 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders. For additional information regarding the issuance of these securities, see “Prospectus Summary —Offering of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. The Warrants will become exercisable on May 15, 2018 at an exercise price of $1.63 per share and will expire on May 15, 2023. Except for the ownership of the Warrants, the selling security holders have not had any material relationship with us within the past three years. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the shares of common stock issuable to the Selling Stockholders upon the exercise of the Warrants does not necessarily mean that the Selling Stockholders will sell all or any of such shares, but the number of shares and percentages set forth in the last two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold.

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock subject to warrants held by that selling stockholder that are exercisable within 60 days after September 30, 2017, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 25,228,278 shares outstanding on September 30, 2017.

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Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering (2)	Number of Shares of Common Stock Underlying Warrants Offered Hereby (3)	Number of Shares of Common Stock Beneficially Owned After Offering	% of Shares of Common Stock Beneficially Owned After Offering

ASM Co-Investment Term Trust I (4)	120,000	60,000	120,000	*

ASM Connaught House Fund LP (4)	520,000	260,000	520,000	2.06%

ASM Connaught House (Master) Fund II LP (4)	360,000	180,000	360,000	1.43%

Elevated Returns, LLC (5)	500,000	250,000	500,000	2.0%

Philotimo Fund, LP (6)	1,810,000	125,000	1,810,000	7.2%

*Less than 1%

(1) This table and the information in the notes below are based upon information supplied by the selling security holders, including reports and amendments thereto filed with the SEC on Schedule 13D.

(2) The shares of common stock underlying options or warrants are convertible or exercisable within 60 days of September 30, 2017. Does not include shares of common stock issuable upon exercise of the warrants being offered for resale pursuant to this prospectus.

(3) The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4) Argyle Street Management Limited (“Argyle”) is the investment manager of each of ASM Co-Investment Term Trust, ASM Connaught House Fund LP and ASM Connaught House (Master) Fund II LP (the “ASM Entities”). Argyle has sole voting and dispositive power over the shares of common stock being offered, and may be deemed to be the beneficial owner of all shares of common stock held by the ASM Entities.

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(5) Stephane De Baets has the sole authority and responsibility for investments made on behalf of Elevated Returns, LLC as its managing member, and may be deemed to be the beneficial owner of all shares of common stock held by Elevated Returns, LLC.

(6) Kanen Wealth Management LLC (“KWM”) is the general partner of The Philotimo Fund LLC, and David Kanen, as the managing member of KWM, has voting and dispositive power over the shares of common stock being offered, and may be deemed to be the beneficial owners of all shares of common stock held by The Philotimo Fund LLC.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, and (iii) the three (3) year anniversary of the date of the issuance of the Warrants. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR CAPITAL STOCK

The following summary of our capital stock is based on certain provisions of our amended and restated certificate of incorporation and bylaws and on the applicable provisions of the Delaware General Corporation Law, or DGCL. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions our amended and restated certificate of incorporation and bylaws and the DGCL. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our authorized capital stock consists of 85,000,000 shares, with a par value of $0.0001 per share, of which:

•	75,000,000 shares are designated as Common Stock; and

•	10,000,000 shares are designated as undesignated preferred stock.

As of September 30, 2017, we had outstanding 25,228,278 shares of Common Stock and no shares of preferred stock. In addition, on September 30, 2017, we had outstanding options to acquire 2,142,035 shares of Common Stock and outstanding unvested restricted stock units covering 875,000 shares of Common Stock.

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Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

In the event of a liquidation, dissolution or winding up of the company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes it to issue up to 10,000,000 shares of $0.0001 par value undesignated preferred stock. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. As of September 30, 2017, no preferred stock was issued or outstanding.

Warrants

As of September 30, 2017, we had warrants outstanding to purchase 740,000 shares of our Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Stock Exchange Listing

Our common stock has been publicly traded on the NASDAQ Capital Market under the symbol “STKS.”

Anti-Takeover Law and Certain Charter and Bylaw Provisions

The provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

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Delaware Statutory Business Combinations Provision

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.

Classified Board of Directors; Removal of Directors for Cause

Pursuant to our amended and restated certificate of incorporation and bylaws, our board of directors is divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of preferred stock under specified circumstances, will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier death, resignation, retirement, disqualification or removal. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting date. For a special meeting, the notice must generally be delivered not earlier than the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by the Chairman of the board of directors, the Chief Executive Officer or President, or our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

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No Stockholder Action by Written Consent

Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was one of our directors or officers or, while one of our directors or officers, is or was serving at our request as a director, officer, or employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our amended and restated certificate of incorporation and our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, or law.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The audited financial statements incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.togrp.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that all of the securities offered by this prospectus are sold or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case in which the information contained in such documents is “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 5, 2017;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on May 1, 2017;

•	Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2017, August 14, 2017, and November 13, 2017;

•	Current Reports on Form 8-K filed with the SEC on January 1, 2017, February 14, 2017, March 29, 2017, April 11, 2017, April 24, 2017, May 19, 2017, June 26, 2017, October 3, 2017, November 17, 2017, and November 28, 2017; and

•	The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 6, 2015, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits are specifically incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

The ONE Group Hospitality, Inc.

411 West 14th Street, 2nd Floor

New York, NY 10014

Attention: Corporate Secretary

Telephone: (646) 624-2400

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered. All amounts are estimates except the SEC registration fee.

Amount to be paid

SEC registration fee	$242.93

Legal fees and expenses	$25,000

Accounting fees and expenses	$25,000

Total	$50,242.93

Item 14.	Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), our amended and restated bylaws provide that each director or officer who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by The ONE Group to the fullest extent authorized by the DGCL.

Article 8 of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we have entered into indemnification agreements with our directors and officers.

The foregoing discussion of our certificate of incorporation, bylaws and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws or law.

Item 15.	Recent Sales of Unregistered Securities

On August 11, 2016, the Company issued warrants to purchase 300,000 shares of common stock. The issuance and sale of these warrants were exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On October 24, 2016, the Company issued warrants to purchase 340,000 shares of common stock. The issuance and sale of these warrants were exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On November 17, 2017, the Company issued Warrants to purchase 875,000 shares of common stock. The issuance and sale of these Warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The shares of common stock issuable upon the exercise of these Warrants are being registered for resale by the selling security holders pursuant to this Registration Statement.

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Item 16.	Exhibits and Financial Statement Schedules.

See Exhibit Index following the signature page to this Registration Statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 2, 2018.

THE ONE GROUP HOSPITALITY, INC.

By	/s/ Emanuel Hilario
Emanuel Hilario
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of The ONE Group Hospitality, Inc., hereby severally constitute and appoint Emanuel Hilario, Linda Siluk, and Sonia Low, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Emanuel Hilario	Director, President and Chief Executive Officer	January 2, 2018
Emanuel Hilario	(Principal Executive Officer)

/s/ Linda Siluk	Interim Chief Financial Officer (Principal Financial	January 2, 2018
Linda Siluk	Officer and Principal Accounting Officer)

/s/ Jonathan Segal	Director (Chairman)	January 2, 2018
Jonathan Segal

/s/ Michael Serruya	Director	January 2, 2018
Michael Serruya

/s/ Eugene M. Bullis	Director	January 2, 2018
Eugene M. Bullis

/s/ Kin Chan	Director	January 2, 2018
Kin Chan

EXHIBIT INDEX

The exhibits listed below are filed as part of or incorporated by reference into this Registration Statement on Form S-1. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of October 16, 2013, by and among the Registrant, CCAC Acquisition Sub, LLC, The One Group, LLC, and Samuel Goldfinger, as Company Representative. (Incorporated by reference to Form 8-K filed on October 16, 2013).

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Form 8-K filed on June 5, 2014).

3.2	Amended and Restated Bylaws (Incorporated by reference to Form 8-K filed on October 25, 2011).

4.1	Specimen Unit Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.2	Specimen Common Stock Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.3	Specimen Warrant Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.4	Warrant Agreement, dated October 24, 2011, by and between the Registrant and Continental Stock Transfer & Trust Company (Incorporated by reference to Form 8-K filed on October 25, 2011).

4.5	Form of Senior Indenture (Incorporated by reference to Form S-3 filed on April 15, 2015).

4.6	Form of Subordinated Indenture (Incorporated by reference to Form S-3 filed on April 15, 2015).

4.7	Common Stock Purchase Agreement dated as of August 11, 2016 (Incorporated by reference to Form 8-K filed on August 16, 2016).

4.8	Common Stock Purchase Warrant dated as of October 24, 2016 (Incorporated by reference to Form 8-K filed on October 28, 2016).

4.9	Form of Common Stock Purchase Warrant dated as of November 15, 2017 (Incorporated by reference to Form 8-K filed on November 18, 2017).

5.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Indemnity Agreement (Incorporated by reference to Amendment No. 1 to Form S-1 filed on June 30, 2011).

10.2	Escrow Agreement, dated October 16, 2013, by and among the Registrant, The One Group, LLC, Samuel Goldfinger, as Company Representative, the Liquidating Trust and Continental Stock Transfer & Trust Company, as Escrow Agent. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.3	Second Term Loan Agreement, dated June 2, 2015, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK Denver, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, STK Westwood, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, and WSATOG (Miami) LLC and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.4	Second Term Note of The ONE Group, LLC to BankUnited, N.A., dated June 2, 2015, in the principal amount of $6,000,000. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.5	Grant of Security Interest (Trademarks), dated June 2, 2015, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.6	Second Amended and Restated Pledge Agreement, dated June 2, 2015, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.7	Fifth Amended and Restated Security Agreement, dated June 2, 2015, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, TOG Biscayne, LLC, WSATOG (Miami) LLC, STK Westwood, LLC, and STK Denver, LLC, and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.8	Second Amended and Restated Pledge Agreement, dated June 2, 2015, by and between The ONE Group Hospitality, Inc. and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.9	Guarantee Agreement, dated June 2, 2015, by and between The ONE Group Hospitality, Inc. and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.10	Term Loan Agreement, dated December 17, 2014, by and between The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK Denver, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, STK Westwood, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, and WSATOG (Miami) LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.11	Term Note of The ONE Group, LLC to BankUnited, N.A., dated December 17, 2014, in the principal amount of $7,475,000.07. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.12	Grant of Security Interest (Trademarks), dated December 17, 2014, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.13	Amended and Restated Pledge Agreement, dated December 17, 2014, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.14	Fourth Amended and Restated Security Agreement, dated December 17, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, TOG Biscayne, LLC, WSATOG (Miami), LLC, STK Westwood, LLC, STK Denver, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.15	Credit Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.16	Promissory Note of The ONE Group, LLC to Herald National Bank, dated October 31, 2011, in the principal amount of $1,250,000. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.17	Guaranty, dated October 31, 2011, of Jonathan Segal to Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.18	Pledge Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.19	Pledge Acknowledgment Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.20	Pledge Agreement, dated October 31, 2011, by and between Jonathan Segal and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.21	Pledge Acknowledgment Agreement, dated October 31, 2011, by and between Jonathan Segal and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.22	Subordination Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, RCI II, Ltd. and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.23	Subordination Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Talia, Ltd. and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.24	Subordination Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Jonathan Segal and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.25	Grant of Security Interest (Trademarks), dated October 31, 2011, by and between The One Group, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.26	Promissory Note of The One Group, LLC to Herald National Bank, dated April 11, 2012, in the principal amount of $1,500,000. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.27	Promissory Note of The One Group, LLC to Herald National Bank, dated November 15, 2012, in the principal amount of $500,000. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.28	Amendment No 1 and Addendum to Credit Agreement, dated January 24, 2013, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Heraea Vegas, LLC, Xi Shi Las Vegas, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.29	Amended and Restated Security Agreement, dated January 24, 2013, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Heraea Vegas, LLC, Xi Shi Las Vegas, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.30	Grant of Security Interest (Trademarks), dated January 24, 2013, by and between The One Group, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.31	Amendment No 2 and Addendum to Credit Agreement and Consent and Termination Agreement, dated October 15, 2013, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Heraea Vegas, LLC, Xi Shi Las Vegas, LLC and BankUnited, N.A. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.32	Guarantee Agreement, dated October 25, 2013, by and between the Registrant and BankUnited, N.A. (Incorporated by reference to Form 8-K filed on October 29, 2013).

10.33	Pledge Agreement, dated October 25, 2013, by and between the Registrant and BankUnited, N.A. (Incorporated by reference to Form 8-K filed on October 29, 2013).

10.34	Amendment No. 3 to Credit Agreement, dated June 3, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.35	Amendment No. 4 and Addendum to Credit Agreement, dated August 6, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, WSATOG (Miami) LLC and BankUnited, N.A. (formerly Herald National Bank) (Incorporated by reference to Quarterly Report Form 10-Q filed on November 13, 2014).

10.36	Second Amended and Restated Security Agreement, dated August 6, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago LLC, STK-LA, LLC, STK Miami Service, LLC, STK Midtown, LLC, STK Midtown Holdings, LLC, STK Orlando LLC, TOG Biscayne, LLC, WSATOG (Miami), LLC and BankUnited, N.A. (formerly Herald National Bank) (Incorporated by reference to Quarterly Report Form 10-Q filed on November 13, 2014).

10.37	Grant of Security Interest (Trademarks), dated August 6, 2014, by and between The ONE Group, LLC and Herald National Bank (Incorporated by reference to Quarterly Report Form 10-Q filed on November 13, 2014).

10.38	Amendment No. 5 and Addendum to Credit Agreement, dated October 31, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, WSATOG (Miami) LLC, STK Westwood, LLC and BankUnited, N.A. (formerly Herald National Bank). (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.39	Third Amended and Restated Security Agreement, dated October 31, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando LLC, TOG Biscayne, LLC, WSATOG (Miami), LLC, STK Westwood, LLC and BankUnited, N.A. (formerly Herald National Bank). (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.40	Grant of Security Interest (Trademarks), dated October 31, 2014, by and between The ONE Group, LLC and Herald National Bank. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.41	Transfer Agreement, dated January 1, 2012, by and between The One Group, LLC and Celeste Fierro. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.42	Transfer Agreement, dated January 1, 2012, by and between The One Group, LLC and Modern Hotels (Holdings), Limited. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.43†	2013 Employee, Director and Consultant Equity Incentive Plan. (Incorporated by reference to Form 8-K filed on November 27, 2013).

10.44†	Form of Stock Option Grant Notice. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.45	Loan Agreement by and between The ONE Group Hospitality, Inc. and Anson Investments Master Fund LP, dated as of August 11, 2016 (Incorporated by reference to Form 8-K filed on August 16, 2016).

10.46	Unsecured Promissory Note dated as of August 11, 2016 (Incorporated by reference to Form 8-K filed on August 16, 2016).

10.47	Loan Agreement by and between The ONE Group Hospitality, Inc. and Anson Investments Master Fund LP, dated as of October 24, 2016 (Incorporated by reference to Form 8-K filed on October 28, 2016).

10.48	Unsecured Promissory Note dated as of October 24, 2016 (Incorporated by reference to Form 8-K filed on October 28, 2016).

10.49	Business Loan and Security Agreement dated February 17, 2017, by and among Little West 12th, LLC, STK Atlanta, LLC, STK Chicago LLC, STK Miami, LLC, STK Midtown, LLC, STK Orlando LLC, STK Westwood, LLC and American Express Bank, FSB (Incorporated by reference to Form 8-K filed on March 29, 2017).

10.50†	Employment Agreement, dated October 30, 2017, by an between The ONE Group Hospitality, Inc. and Emanuel Hilario (Incorporated by reference to Form 8-K filed on November 3, 2017)

10.51†	Employment Agreement, dated October 30, 2017, by an between The ONE Group Hospitality, Inc. and Jonathan Segal (Incorporated by reference to Form 8-K filed on November 3, 2017)

10.52	Form of Securities Purchase Agreement, dated as of November 15, 2017 (Incorporated by reference to Form 8-K filed on November 18, 2017).

23.1*	Consent of Grant Thornton LLP, an independent registered public accounting firm.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

101.1	The following financial information from the The ONE Group Hospitality, Inc. Annual Report on Form 10-K for the year ended December 31, 2016 formatted in XBRL; (i) Consolidated Balance Sheets, December 31, 2016 and December 31, 2015; (ii) Consolidated Statements of Operations, Years Ended December 31, 2016 and 2015; (iii) Consolidated Statements of Comprehensive Income (Loss), Years Ended December 31, 2016 and 2015; (iv) Consolidated Statements of Cash Flows, Years Ended December 31, 2016 and 2015; and (v) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2016 and 2015; and (vi) Notes to Consolidated Financial Statements (incorporated by reference herein to the exhibits to the Company’s 2016 Annual Report on Form 10-K filed April 5, 2017 (File No. 001-37379))

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.